Exhibit 99.1

  Integrated BioPharma Reports Third Quarter and Nine Months Financial Results


     May 16 - Integrated BioPharma, Inc. (Amex: INB - News) announced its financial results for the three and nine month periods ended March 31, 2005. Revenues were $8.9 million for the quarter ended March 31, 2005, compared with $6.6 million in the same period of the prior year, an increase of 35 percent. The increase was attributed to sales of new, proprietary nutraceutical products and sales related to the Company's pharmaceutical services. Operating loss was reduced to $900,000 for the quarter ended March 31, 2005, compared with $1.2 million in the same period in the prior year, a reduction of 26 percent. Net income was $800,000 for the quarter ended March 31, 2005, compared with a loss of $1.2 million in the same period of the prior year. Earnings per share were $0.05, on a diluted basis, on 16.6 million shares outstanding for the quarter ended March 31, 2005, compared with a loss of $(0.12), on a diluted basis, on
10.6 million shares outstanding in the same period of the prior year. The increase in net income was attributed to increased sales volume and a $2.5 million cash payment in connection with the settlement of a class action lawsuit, offset by a preferred stock dividend of $700,000, of which $600,000 was a non-cash item.

     Revenues were $21.3 million for the nine months ended March 31, 2005, compared with $18.3 million in the same period of the prior year, an increase of 16 percent. Net loss was $4.9 million for the nine month period, compared with $2.5 million in the same period of the prior year. Loss per share was $(0.39), on a diluted basis, on 12.6 million shares outstanding for the nine months ended March 31, 2005, compared with $(0.24), on a diluted basis, on 10.5 million shares in the same period of the prior year.

     "We are pleased with our revenue growth during our third fiscal quarter which was driven by the introduction of new, proprietary nutraceutical products," said E. Gerald Kay, CEO and Chairman. "The Company is in a transitional period, increasing its focus on its pharmaceutical and biotech businesses while maintaining the growth in its nutraceutical business. While this transition has had a negative impact on our operating results, we believe this strategy will add long term value to INB."

About Integrated BioPharma, Inc. (INB)

     INB serves the pharmaceutical, biotech and nutraceutical industries. INB's biotech subsidiary, INB:Biotechnologies, Inc., is developing human therapeutics and preventive compounds using a transient gene expression system and transgenic plant technology. INB's pharmaceutical subsidiary, Paxis Pharmaceuticals, Inc., develops and operates a state-of-the-art GMP facility for the production and sale of paclitaxel and related drugs. INB's nutraceutical subsidiary, Manhattan Drug, develops, manufactures and distributes products worldwide. Further information is available at www.iBioPharma.com.

     Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential risk factors that could affect the company's financial results can be found in the company's Reports filed with the Securities and Exchange Commission.

     Contact:  Michael Mason (investors)
               Allen & Caron Inc.
               212-691-8087
               michaelm@allencaron.com
               Brian Kennedy (media)
               brian@allencaron.com

               Gregory A. Gould, CFO
               Integrated BioPharma, Inc.
               973-926-0816

    Financial Results for the quarter ended March 31, 2005:
     (Unaudited)
                                                For the Three Months Ended
                                                  March 31,   March 31,
                                                     2005        2004

    Total Revenue                                 $8,868,295  $6,560,784
    Cost of Sales                                  6,749,833   4,982,793
    Gross Profit                                   2,118,462   1,577,991
    Paxis Pharmaceuticals, Inc. Start Up
     Costs (1)                                            --   1,557,100
    Selling and Administrative Expenses            3,039,363   1,192,466
      Total Selling and Administrative
       Expenses                                    3,039,363   2,749,566
    Pretax Operating Loss                           (920,901) (1,171,575)
    Other Income                                   2,482,806      42,948
    Income (Loss) Before Income Taxes
     and minority interest                         1,561,905  (1,128,627)
    Provision for Income Taxes                       (65,230)    (12,905)
    Net Income (Loss) before minority interest     1,496,675  (1,141,532)
    Minority interest in (income) loss of
     consolidated subsidiary                               8          --
    Net Income (Loss)                              1,496,683  (1,141,532)
    Accretion of Preferred Stock Dividends                --     (95,000)
    Non-cash deemed dividend on
     Preferred Stock (2)                            (583,000)         --
    Preferred Stock Dividend (3)                    (120,822)         --
    Net Income (Loss) applicable to
     common shareholders                            $792,861 $(1,236,532)
    Diluted EPS                                        $0.05      $(0.12)
    Average Common Shares
    Outstanding-fully diluted                     16,620,446  10,635,924

     (1) The Company's paclitaxel manufacturing and distribution subsidiary completed setting up its manufacturing facilities prior to the end of fiscal 2004. The operating results of Paxis Pharmaceuticals, Inc. for the three and nine months ended March 31, 2005 have been included in the consolidated sales, gross profit, and selling and administrative expenses. Because Paxis was a start up operation for the three and nine months ended March 31, 2004, the start up expenses were shown separately for the comparative period.
     (2) Non-cash deemed dividend for preferred shareholders associated with the amortization of beneficial conversion feature and accretion of redemption value of Series B redeemable convertible preferred stock.
     (3) 7 percent dividend on Series B redeemable convertible preferred stock.

     Financial Results for the nine months ended March 31, 2005:
     (Unaudited)
                                                 For the Nine Months Ended
                                                  March 31,   March 31,
                                                     2005        2004

    Total Revenue                                $21,286,889 $18,313,616
    Cost of Sales                                 18,508,770  13,847,860
    Gross Profit                                   2,778,119   4,465,756
    Paxis Pharmaceuticals, Inc. Start Up
     Costs (1)                                            --   3,228,454
    Selling and Administrative Expenses            8,043,650   3,702,091
      Total Selling and Administrative
       Expenses                                    8,043,650   6,930,545
    Pretax Operating Loss                         (5,265,531) (2,464,789)
    Other Income                                   2,522,686     287,241
    Loss Before Income Taxes and
     minority interest                            (2,742,845) (2,177,548)
    Provision for Income Taxes                       (42,357)    (87,030)
    Net Loss before minority interest             (2,785,202) (2,264,578)
    Minority interest in (income) loss
     of consolidated subsidiary                      (20,978)         --
    Net Loss                                      (2,806,180) (2,264,578)
    Accretion of Preferred Stock Dividends                --    (285,000)
    Non-cash deemed dividend on Preferred
     Stock (2)                                    (1,749,000)         --
    Preferred Stock Dividend (3)                    (367,836)         --
    Net Loss applicable to common
     shareholders                                $(4,923,016) $(2,549,578)
    Diluted EPS                                       $(0.39)     $(0.24)
    Average Common Shares
    Outstanding-fully diluted                     12,589,920  10,487,202

     (1) The Company's paclitaxel manufacturing and distribution subsidiary completed setting up its manufacturing facilities prior to the end of fiscal 2004. The operating results of Paxis Pharmaceuticals, Inc. for the three and nine months ended March 31, 2005 have been included in the consolidated sales, gross profit, and selling and administrative expenses. Because Paxis was a start up operation for the three and nine months ended March 31, 2004, the start up expenses were shown separately for the comparative period.
     (2) Non-cash deemed dividend for preferred shareholders associated with the amortization of beneficial conversion feature and accretion of redemption value of Series B redeemable convertible preferred stock.
     (3) 7 percent dividend on Series B redeemable convertible preferred stock.

     Consolidated Balance Sheet as of March 31, 2005
     (Unaudited)

    Assets:

    Current Assets:
      Cash and Cash Equivalents                       $2,906,396
      Accounts Receivable - Net                        4,099,875
      Inventories - Net                               10,310,569
      Prepaid Expenses and Other Current Assets        1,299,126
      Other Assets                                       192,529
      Deferred Income Taxes                               85,000

      Total Current Assets                            18,893,495

    Property and Equipment - Net                       7,450,370

    Other Assets:
      Goodwill                                           688,138
      Intangible Assets, Net                           3,843,908
      Investment in Joint Venture                        121,388
      Deferred Tax Asset                                  48,000
      Security Deposits and Other Assets                 181,547
      Total Other Assets                               4,882,981

      Total Assets                                   $31,226,846

    Liabilities and Stockholders' Equity:

    Current Liabilities:
      Note Payable - Bank                             $4,500,000
      Accounts Payable                                 3,506,945
      Accrued Expenses and Other Current
       Liabilities                                     1,187,500
      Federal and State Income Taxes Payable              28,500
      Loan Payable-Trade Investment Services,
       LLC, related party                                172,260
      Total Current Liabilities                        9,395,205

      Commitments and Contingencies                           --
      Series B 7 percent Redeemable
       Convertible Preferred Stock net of
       beneficial conversion feature, warrants
       issued and issuance costs - $.002
       Par Value; 1,250 shares authorized;
       700 shares issued and outstanding - Liquidation
       Preference of $7,000,000                        2,209,000

      Minority interest                                  370,978
    Stockholders' Equity:
      Preferred Stock - Authorized 1,000,000
       Shares, $.002 Par Value, No Shares Issued              --
      Common Stock - Authorized 25,000,000
       Shares, $.002 Par Value,
       12,640,690 Shares
    Issued and Outstanding                                25,281
      Additional Paid-in-Capital                      28,268,892
      Accumulated Deficit                             (8,943,171)
      Less, Treasury Stock at cost,
       34,900 shares                                     (99,339)
      Total Stockholders' Equity                      19,251,663
      Total Liabilities and Stockholders'
       Equity                                        $31,226,846